      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999

                                                      REGISTRATION NO. 333-80173
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          CHANCELLOR MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                             4832                            75-2247099
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)            Identification No.)

                                                                      THOMAS O. HICKS
                                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
           1845 WOODALL RODGERS FREEWAY                        CHANCELLOR MEDIA CORPORATION
                    SUITE 1300                                 1845 WOODALL RODGERS FREEWAY
                DALLAS, TEXAS 75201                                     SUITE 1300
                  (214) 922-8700                                    DALLAS, TEXAS 75201
                                                                      (214) 922-8700
(Address, Including Zip Code, and Telephone Number,
                     Including                       (Name, Address, Including Zip Code, and Telephone
  Area Code, of Registrant's Principal Executive    Number, Including Area Code, of Agent for Service)
                     Offices)

                                   COPIES TO:

     MICHAEL A. SASLAW, ESQ.            WILLIAM S. BANOWSKY, JR.           MICHAEL D. WORTLEY, ESQ.
    WEIL, GOTSHAL & MANGES LLP        EXECUTIVE VICE PRESIDENT AND          VINSON & ELKINS L.L.P.
  100 CRESCENT COURT, SUITE 1300            GENERAL COUNSEL               3700 TRAMMELL CROW CENTER
       DALLAS, TEXAS 75201            CHANCELLOR MEDIA CORPORATION             2001 ROSS AVENUE
          (214) 746-7700              1845 WOODALL RODGERS FREEWAY           DALLAS, TEXAS 75201
                                               SUITE 1300                       (214) 220-7700
                                          DALLAS, TEXAS 75201
                                             (214) 922-8700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of the other conditions to the merger described in the supplement to the joint proxy statement/prospectus contained herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
          TO BE REGISTERED                REGISTERED(1)           PER SHARE(2)             PRICE(2)         REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.......        54,648,985               $50.90             $1,810,112,275            $503,212
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Based upon (i) 34,243,730 shares of Capstar Broadcasting Corporation class A common stock issued and outstanding as of May 19, 1999, (ii) 6,081,723 shares of Capstar Broadcasting Corporation class B common stock issued and outstanding as of May 19, 1999, (iii) 67,538,121 shares of Capstar Broadcasting Corporation class C common stock issued and outstanding as of May 19, 1999, and (iv) 2,427,012 shares of Capstar Broadcasting Corporation class A common stock and class C common stock that are issuable under options and warrants of Capstar Broadcasting Corporation prior to the effective time of the merger.
(2) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share for the common stock of Chancellor Media Corporation is $50.90, which is equal to $25.22, the average of the high and low prices of Capstar Broadcasting Corporation class A common stock reported by the consolidated reporting system of the New York Stock Exchange on June 2, 1999, divided by 0.4955, the exchange ratio per share of Chancellor Media common stock. The proposed maximum aggregate offering price equals (i) the product of (w) $25.22, which represents the average of the high and low prices of Capstar Broadcasting Corporation class A common stock reported by the consolidated reporting system of the New York Stock Exchange on June 2, 1999, and (x) 35,623,691 shares of class A common stock of Capstar Broadcasting Corporation issued and outstanding as of May 19, 1999 or issuable under options and warrants to purchase class A common stock prior to the effective time of the merger, in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, plus (ii) the product of (y) $12.21, the book value per share of the Capstar Broadcasting Corporation class B common stock and class C common stock as of March 31, 1999, and (z) an aggregate of 74,666,895 shares of class B common stock and class C common stock issued and outstanding as of May 19, 1999 or issuable under warrants to purchase class C common stock prior to the effective time of the merger, in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Registration Statement includes a joint proxy statement/prospectus supplement, which amends and supplements the joint proxy statement/prospectus dated June 9, 1999 of Chancellor Media Corporation and Capstar Broadcasting Corporation that was first mailed to stockholders on June 11, 1999. This joint proxy statement/prospectus supplement contains information concerning the First Amendment to Amended and Restated Merger Agreement, dated as of June 30, 1999, among Chancellor Media Corporation, Capstar Broadcasting Corporation and CMC Merger Sub, Inc.

[CHANCELLOR MEDIA CORP. LOGO]                                       July 2, 1999

To our Stockholders:

As you know, we are currently soliciting proxies for an annual meeting of stockholders of Chancellor Media Corporation to be held on July 13, 1999, at which you will be asked to consider and vote upon, among other things, proposals relating to the proposed merger of a wholly-owned subsidiary of Chancellor Media with and into Capstar Broadcasting Corporation, with Capstar surviving the merger as a wholly-owned subsidiary of Chancellor Media. We are enclosing a supplement to the joint proxy statement/prospectus to provide you with information concerning an amendment, executed on June 30, 1999, to the merger agreement.

Under the terms of the original merger agreement, in connection with the merger affiliates of Hicks, Muse, Tate & Furst Incorporated were to receive approximately $31.7 million in fees at the closing of the merger in satisfaction of contractual arrangements that they had with Capstar. The amendment of the merger agreement provides that in lieu of those fees, affiliates of Hicks Muse will receive $10.0 million in cash at the closing of the merger, together with 5-year options to purchase 969,616 shares of Chancellor Media common stock at an exercise price of $52.00 per share, with the exercisability of the options generally conditioned upon the average fair market value of Chancellor Media common stock, calculated on a daily basis, being equal to or exceeding $100.00 per share for a period of 30 consecutive trading days during the five year period following the merger.

THE BOARD OF DIRECTORS OF CHANCELLOR MEDIA HAS APPROVED THE AMENDMENT TO THE MERGER AGREEMENT AND REAFFIRMS ITS VIEW THAT THE MERGER IS FAIR TO, ADVISABLE AND IN THE BEST INTEREST OF CHANCELLOR MEDIA'S STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF CHANCELLOR MEDIA COMMON STOCK IN THE MERGER AND "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF CHANCELLOR MEDIA'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

All references to the merger agreement in the joint proxy statement/prospectus and related proxies are deemed to refer to the merger agreement, as amended by the first amendment. If you have already delivered a properly executed proxy, you need not reexecute a proxy unless you wish to change your vote. If you wish to change or revoke your vote, please contact The Bank of New York, our transfer agent, at the address set forth in the accompanying supplement to receive a new proxy card.

It is important that your shares be represented at the annual meeting either in person or by proxy. Your prompt attention to this matter is greatly appreciated.

                                          Sincerely,
                                          /s/ Thomas Hicks
                                          Thomas O. Hicks
                                          Chairman and Chief Executive Officer

[CAPSTAR LOGO]                                                      July 2, 1999

To our Stockholders:

As you know, we are currently soliciting proxies for a special meeting of stockholders of Capstar Broadcasting Corporation to be held on July 13, 1999, at which you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement relating to the proposed merger of a wholly-owned subsidiary of Chancellor Media with and into Capstar, with Capstar surviving the merger as a wholly-owned subsidiary of Chancellor Media. We are enclosing a supplement to the joint proxy statement/prospectus to provide you with information concerning an amendment, executed on June 30, 1999, to the merger agreement.

Under the terms of the original merger agreement, in connection with the merger affiliates of Hicks, Muse, Tate & Furst Incorporated were to receive approximately $31.7 million in fees at the closing of the merger in satisfaction of contractual arrangements that they had with Capstar. The amendment of the merger agreement provides that in lieu of those fees, affiliates of Hicks Muse will receive $10.0 million in cash at the closing of the merger, together with 5-year options to purchase 969,616 shares of Chancellor Media common stock at an exercise price of $52.00 per share, with the exercisability of the options generally conditioned upon the average fair market value of Chancellor Media common stock, calculated on a daily basis, being equal to or exceeding $100.00 per share for a period of 30 consecutive trading days during the five year period following the merger.

THE BOARD OF DIRECTORS OF CAPSTAR HAS APPROVED THE AMENDMENT TO THE MERGER AGREEMENT AND REAFFIRMS ITS VIEW THAT THE MERGER IS FAIR TO, ADVISABLE AND IN THE BEST INTEREST OF CAPSTAR'S STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AS AMENDED BY THE FIRST AMENDMENT.

All references to the merger agreement in the joint proxy statement/prospectus and related proxies are deemed to refer to the merger agreement, as amended by the first amendment. If you have already delivered a properly executed proxy, you need not reexecute a proxy unless you wish to change your vote. If you wish to change or revoke your vote, please contact Harris Trust & Savings Bank, our transfer agent, at the address set forth in the accompanying supplement to receive a new proxy card.

It is important that your shares be represented at the annual meeting either in person or by proxy. Your prompt attention to this matter is greatly appreciated.

                                          Sincerely,
                                          /s/ Steven Hicks
                                          R. Steven Hicks
                                          President and Chief Executive Officer

                 SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS
                  [CHANCELLOR MEDIA CORP. LOGO][CAPSTAR LOGO]

CHANCELLOR MEDIA CORPORATION               CAPSTAR BROADCASTING CORPORATION SPECIAL
ANNUAL MEETING OF STOCKHOLDERS             MEETING OF STOCKHOLDERS TO BE HELD JULY
TO BE HELD JULY 13, 1999                   13, 1999

This supplement dated July 1, 1999 is being furnished to stockholders of Chancellor Media Corporation and Capstar Broadcasting Corporation as a supplement to the joint proxy statement/prospectus dated June 9, 1999 previously sent to the Chancellor Media and Capstar stockholders on or about June 11, 1999 in connection with the solicitation of proxies by the Board of Directors of Chancellor Media for use at the annual meeting of stockholders of Chancellor Media to be held on July 13, 1999 and by the Board of Directors of Capstar for use at the special meeting of stockholders of Capstar to be held on July 13, 1999.

This supplement relates to an amendment of the merger agreement under which Chancellor Media has agreed to acquire Capstar. This supplement is a supplement to and should be read in conjunction with the joint proxy statement/prospectus dated June 9, 1999. Any statement contained in the joint proxy statement/prospectus will be deemed to be modified and superseded to the extent that a statement set forth in this supplement, including the annexes hereto, modifies or supersedes such statement.
                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement to the joint proxy statement/prospectus is dated July 1, 1999 and it was first mailed to stockholders on or about July 2, 1999.

FIRST AMENDMENT TO MERGER AGREEMENT; BACKGROUND AND REASONS

Under the merger agreement, at the effective time of the merger, affiliates of Hicks, Muse, Tate & Furst Incorporated, some of the largest stockholders of both Chancellor Media and Capstar, were to receive fees from Capstar of $31.7 million in the aggregate in satisfaction of the termination of monitoring and oversight and financial advisory agreements they had with Capstar. After the mailing of the joint proxy statement/prospectus to stockholders of Chancellor Media and Capstar, while soliciting proxies on behalf of the Board of Directors of Chancellor Media, members of management had numerous conversations with various stockholders of Chancellor Media. In connection with these conversations, some of Chancellor Media's stockholders expressed concern regarding the amount of the termination fees for the monitoring and oversight and financial advisory agreements that Hicks Muse would have contractually received at the closing of the merger. Accordingly, management of Chancellor Media approached representatives of Hicks Muse relating to the potential for renegotiation or restructuring of these fees.

Following various conversations held among members of management of Chancellor Media and Capstar and representatives of Hicks Muse beginning during the week of June 21, 1999, Chancellor Media, Capstar and Hicks Muse agreed to modify the terms of the merger agreement to provide for such fees to be paid as follows:

          (1) for termination of the Monitoring and Oversight Agreement, the grant to Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners") of a 5-year option to purchase 634,517 shares of Chancellor Media common stock at an exercise price of $52.00 per share, subject to the exercisability of the option being conditioned upon the average fair market value of Chancellor Media common stock, calculated on a daily basis, being equal to or exceeding $100.00 per share for a period of 30 consecutive trading days during the five year period following the merger; provided that such option will no longer be subject to such exercisability threshold following a change in control; and

          (2) for termination of the Financial Advisory Agreement, (A) a one-time cash payment, payable at the closing of the merger, of $10.0 million and (B) the grant to Hicks Muse Partners of an additional option with the same terms as the option described in clause (1) above for 335,099 shares of Chancellor Media common stock.

The options are designed to have a present value equal to $21.7 million, the amount by which the cash payment to Hicks Muse has been reduced. The present value of such option was calculated using the Black-Scholes option pricing model, which takes into account a number of variables. The following four variables were relevant to the calculation of the present value of the Hicks Muse option: (i) the risk-free rate of interest -- 5.92%, based on five-year U.S. Treasury Strip data; (ii) the exercise price -- $52.00 per share, which represents the closing price of Chancellor Media's common stock on June 25, 1999, the last trading day prior to the date on which the agreement regarding the option was reached with Hicks Muse, (iii) the term of the option -- five years; and (iv) a volatility factor -- 37.9%, which reflects the average volatility for the broadcasting industry over a five-year period. Such present value was calculated without taking into account the fact that the option may have no value if the $100.00 stock price threshold is not met. If such fact had been taken into account, additional options would have been granted to achieve such present value. The $100.00 per share exercisability threshold was intended to further align the interests of Hicks Muse with Chancellor Media's other stockholders.

On June 30, 1999, the first amendment to the merger agreement was submitted to and approved by each of the Boards of Directors of Chancellor Media and Capstar, with Messrs. Thomas O. Hicks, Michael J. Levitt and Lawrence D. Stuart, Jr., affiliates of Hicks Muse, abstaining from the vote in each case.

The first amendment to the merger agreement is attached as Annex S-1 to this supplement and is hereby incorporated by reference. All references to the merger agreement in the joint proxy statement/prospectus and related proxies are deemed to refer to the merger agreement as amended by the first amendment.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Three directors of each of Chancellor Media and Capstar, Messrs. Thomas O. Hicks, Michael J. Levitt and Lawrence D. Stuart, Jr., also serve as officers, directors and partners of various entities affiliated with Hicks Muse.

Following the first amendment to the merger agreement, the following table sets forth the approximate pro rata share attributable to each of Messrs. Thomas O. Hicks, Stuart and Levitt of the fee income to be received by affiliates of Hicks Muse at the completion of the merger.

                       PRO RATA SHARE OF HICKS MUSE FEES

                                                        FEE PAID      FEE PAID IN
NAME                                                    IN CASH         OPTIONS
----                                                 --------------   -----------
                                                                      (NUMBER OF
                                                     (IN THOUSANDS)     SHARES)
Thomas O. Hicks...................................       $2,769         268,487
Lawrence D. Stuart, Jr............................          541          52,456
Michael J. Levitt.................................        1,027          99,580

The following table sets forth certain information regarding the options to be received by Hicks Muse at the closing of the merger.

                               HICKS MUSE OPTIONS

                                         NUMBER OF
                                          SHARES                                     GRANT DATE
                                        UNDERLYING    EXERCISE PRICE   EXPIRATION   PRESENT VALUE
NAME                                    OPTIONS(#)      ($/SHARE)         DATE          $(1)
----                                    -----------   --------------   ----------   -------------
Hicks, Muse & Co. Partners, L.P. .....      969,616       52.00         7/13/04       21,700,000

---------------

(1) The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: exercise price of $52.00 per share; expected volatility of 37.9%; risk-free interest rate of 5.92%; and expected life of 5 years. No discount was made for the fact that the option may have no value if the $100.00 stock price threshold is not met.

REVOCATION OF PROXIES

CHANCELLOR MEDIA STOCKHOLDERS

Any Chancellor Media stockholder that has previously delivered a properly executed proxy need NOT reexecute a proxy. A proxy, previously delivered, may, however, be revoked by either

(1) filing with The Bank of New York in its capacity as transfer agent for the Chancellor Media common stock, at or before the Chancellor Media annual meeting, a written notice of revocation bearing a later date than the proxy;

(2) duly executing a subsequent proxy relating to the same shares of Chancellor Media common stock and delivering it to the Chancellor Media transfer agent at or before the meeting; or

(3) attending the Chancellor Media annual meeting and voting in person, although attendance at the meeting will not in and of itself constitute a revocation of proxy.

Any written notice revoking a proxy or request for an additional proxy should be sent to:

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286
                             Attn: Proxy Department

CAPSTAR STOCKHOLDERS

Any Capstar stockholder that has previously delivered a properly executed proxy need NOT reexecute a proxy. A proxy, previously delivered, may, however, be revoked by either

(1) filing with Harris Trust & Savings Bank in its capacity as transfer agent for the Capstar common stock, at or before the Capstar special meeting, a written notice of revocation bearing a later date than the proxy;

(2) duly executing a subsequent proxy relating to the same shares of Capstar common stock and delivering it to the Capstar transfer agent at or before the meeting; or

(3) attending the Capstar special meeting and voting in person, although attendance at the meeting will not in and of itself constitute a revocation of proxy.

Any written notice revoking a proxy or request for an additional proxy should be sent to:

                          Harris Trust & Savings Bank
                       311 W. Monroe Street, 144th Floor
                            Chicago, Illinois 60606
                             Attn: Proxy Department

                                                                       ANNEX S-1

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of June 30, 1999 (the "First Amendment"), is being entered into by and among CHANCELLOR MEDIA CORPORATION, a Delaware corporation ("Chancellor"), CAPSTAR BROADCASTING CORPORATION, a Delaware corporation ("Capstar"), and CMC MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Chancellor ("Merger Sub").

                                    RECITALS

     WHEREAS, Chancellor, Capstar and Merger Sub are parties to that certain Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1999 (the "Merger Agreement");

     WHEREAS, Chancellor, Capstar and Merger Sub desire by this First Amendment to amend certain provisions of the Merger Agreement; and

     WHEREAS, the respective Boards of Directors of Chancellor, Capstar and Merger Sub have approved this First Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Amendments. Section 7.3(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

             "(e) Financial Services Agreement. Capstar and certain of its subsidiaries and Hicks Muse shall have entered into an amendment to each of the Monitoring and Oversight Agreement (the "Capstar M&O Agreement") between Hicks Muse and Capstar, the Monitoring and Oversight Agreement (the "Partners M&O Agreement") between Hicks Muse and Capstar Partners, the Financial Advisory Agreement (the "Capstar Financial Advisory Agreement") between Hicks Muse and Capstar, and the Financial Advisory Agreement (the "Partners Financial Advisory Agreement") between Hicks Muse and Capstar Partners, that provide (i) the Partners M&O Agreement will be terminated at the Effective Time with no further obligation of any party thereto, (ii) the Partners Financial Advisory Agreement will be terminated at the Effective Time with no further obligation of any party thereto, and (iii) the Capstar M&O Agreement will be terminated at the Effective Time and, in consideration therefor, Chancellor Media shall grant Hicks Muse an option (a "Hicks Muse Option") at the Closing Date to purchase up to 634,517 shares of Chancellor Common Stock. The Hicks Muse Option shall have an exercise price of $52.00 per share and shall expire on the fifth anniversary of the Closing Date; provided, that the Hicks Muse Option shall only become exercisable after the date on which the average fair market value of a share of Chancellor Common Stock, calculated on a daily basis, equals or exceeds $100.00 per share for a period of 30 consecutive trading days during the period from (and including) the Closing Date through (and including) the fifth anniversary of the Closing Date; provided further that the Hicks Muse Option will not be subject to such exercisability threshold following a change in control, and (iv) the Capstar Financial Advisory Agreement will be terminated at the Effective Time and in consideration therefor, Hicks Muse will receive a fee from Capstar of $10 million in cash, payable at the Closing, and Chancellor shall grant to Hicks Muse a Hicks Muse Option on the Closing Date to purchase up to 335,099 shares of Chancellor Common Stock. Prior to the Closing, Chancellor shall use its reasonable best efforts to enter into a joinder to the Chancellor Stockholders Agreement with each proposed holder of the Hicks Muse Options (or otherwise enter into a new agreement with any such holder and the existing parties to the Chancellor Stockholders Agreement) providing for rights of registration under the Securities Act of all shares of Chancellor Common Stock issuable upon exercise of the Hicks Muse Options on substantially similar terms as are provided in the Chancellor Stockholders Agreement, with such changes as are described in the supplement to the Chancellor Disclosure Letter dated April 29, 1999."

          2. Merger Agreement Otherwise Unchanged. Except as set forth in this First Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the provisions of this First Amendment and the Merger Agreement, the provisions of this First Amendment shall control.

          3. Rules of Construction; Governing Law. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that may otherwise govern under applicable principles of conflicts of laws thereof.

          4. Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of Chancellor, Capstar and Merger Sub effective as of the date first written above.

                                     CHANCELLOR MEDIA CORPORATION

                                     By:         /s/ THOMAS O. HICKS
                                        ----------------------------------------
                                     Name: Thomas O. Hicks
                                     Title: Chairman and Chief Executive Officer

                                     CAPSTAR BROADCASTING CORPORATION

                                     By:         /s/ R. STEVEN HICKS
                                        ----------------------------------------
                                     Name: R. Steven Hicks
                                     Title: President and Chief Executive
                                     Officer

                                     CMC MERGER SUB, INC.

                                     By:         /s/ THOMAS O. HICKS
                                        ----------------------------------------
                                     Name: Thomas O. Hicks
                                     Title: Chairman

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

Chancellor Media's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Chancellor Media or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Chancellor Media's Amended and Restated Certificate of Incorporation provides that Chancellor Media shall indemnify every person who is or was a party or is or was threatened to be made a party to any action suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A. Exhibits

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.11(h)         -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
         2.11A(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
         2.11B(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
         2.12(j)         -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
         2.13(n)         -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
         2.14(o)         -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
         2.15(o)         -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).
         2.16(o)         -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
         2.17(p)         -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
         2.18(p)         -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).
         2.19(p)         -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., and Evergreen Media Corporation of Los Angeles (See
                            table of contents for list of omitted schedules).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.20(p)         -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.
         2.21(p)         -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., Century Broadcasting
                            Corporation, Evergreen Media Corporation of Los Angeles
                            and Evergreen Media Corporation of Chicago.
         2.22(p)         -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
         2.23(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM) (See
                            table of contents for list of omitted exhibits and
                            schedules).
         2.24(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (See table of
                            contents for list of omitted schedules).
         2.25(q)         -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
         2.26(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
         2.27(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
         2.28(r)         -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
         2.29(r)         -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.30(r)         -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund 11, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.
         2.31(r)         -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.
         2.32(s)         -- Asset Exchange Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/WBAV-FM/ WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).
         2.33(s)         -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
         2.34(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.35(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.36(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.41(y)         -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
         2.42(gg)        -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.
         2.43(ss)        -- Letter Agreement, dated February 20, 1998, between CMCLA and Capstar Broadcasting Corporation.
         2.44(yy)        -- Amendment No. 1, dated May 19, 1998, to Letter Agreement dated February 20, 1998, between CMCLA and Capstar
                            Broadcasting Corporation.
         2.45(yy)        -- Unit and Stock Purchase Agreement by and among CMCLA,
                            Martin Media, L.P., Martin & MacFarlane, Inc., Nevada
                            Outdoor Systems, Inc., MW Sign Corp. and certain sellers
                            named therein, dated as of June 19, 1998 (see table of
                            contents for list of omitted schedules and exhibits).
         2.46(yy)        -- Agreement and Plan of Merger between Chancellor Media
                            Corporation and Ranger Equity Holdings Corporation dated
                            as of July 7, 1998.
         2.46A+          -- Termination Agreement, dated as of March 15, 1999,
                            between Chancellor Media Corporation and Ranger Equity
                            Holdings Corporation.
         2.47(yy)        -- Asset Purchase Agreement: dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and
                            Independent Group Limited Partnership.
         2.48(yy)        -- Asset Purchase Agreement, dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and Zapis
                            Communications Corporation.
         2.49(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, Young Ones,
                            Inc., Zebra Broadcasting Corporation and the Sellers
                            named therein.
         2.50(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, ML Media
                            Partners LP., Wincom Broadcasting Corporation and WIN
                            Communications, Inc.
         2.52(ddd)       -- Agreement and Plan of Merger among Chancellor Media
                            Corporation, Capstar Broadcasting Corporation and CBC
                            Acquisition Company, Inc., dated as of August 26, 1998.
         2.53(zz)        -- Asset Purchase Agreement, dated August 30, 1998, by and among Chancellor Media Corporation of Los Angeles,
                            Whiteco Industries Inc. and Metro Management Associates.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.54(ggg)       -- Asset Purchase Agreement, dated as of August 14, 1998, by and among Chancellor Media Corporation of Illinois,
                            Chancellor Media Illinois License Corp. and ABC, Inc.
         2.55(hhh)       -- Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1999, among Chancellor Media Corporation,
                            Capstar Broadcasting Corporation, CBC Acquisition
                            Company, Inc. and CMC Merger Sub, Inc.
         2.56(hhh)       -- Asset Purchase Agreement, dated as of September 15, 1998, by and between The Broadcast Group, Inc. and Chancellor
                            Media/ Shamrock Broadcasting, Inc.
         2.57(iii)       -- Stock Purchase Agreement, dated as of June 1, 1999, by
                            and between Lamar Advertising Company and Chancellor
                            Media Corporation of Los Angeles.
         2.58(iii)       -- Subscription Agreement, dated as of June 1, 1999, by and between Lamar Advertising Company and Chancellor Media
                            Corporation of Los Angeles.
         2.59(iii)       -- Voting Agreement, dated as of June 1, 1999, by and among
                            Lamar Advertising Company, Chancellor Media Corporation
                            of Los Angeles and Reilly Family Limited Partnership.
         2.60*           -- First Amendment to Amended and Restated Agreement and
                            Plan of Merger, dated as of June 30, 1999, among
                            Chancellor Media Corporation, Capstar Broadcasting
                            Corporation and CMC Merger Sub, Inc.
         3.1C(ss)        -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media Corporation.
         3.2B(ss)        -- Amended and Restated Bylaws of Chancellor Media.
         4.10(t)         -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary Guaranty and
                            Subsidiary Pledge Agreement (see table of contents for
                            list of omitted schedules and exhibits).
         4.11(z)         -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
         4.15(aa)        -- Indenture, dated as of February 14, 1996, governing the
                            9 3/8% Senior Subordinated Notes due 2004 of CMCLA.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         4.16(bb)        -- First Supplemental Indenture, dated as of February 14,
                            1996, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.17(cc)        -- Indenture, dated as of February 26, 1996, governing the
                            12 1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.18(dd)        -- Indenture, dated as of January 23, 1997, governing the
                            12% Subordinated Exchange Debentures due 2009 of CMCLA.
         4.19(ee)        -- Indenture, dated as of June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.21(ff)        -- Specimen of the 12 1/4% Series A Senior Cumulative
                            Exchangeable Preferred Stock Certificate of CMCLA.
         4.22(ff)        -- Specimen of the 12% Exchangeable Preferred Stock
                            Certificate of CMCLA.
         4.23(ff)        -- Form of Certificate of Designation for the 12 1/4% Series
                            A Senior Cumulative Exchangeable Preferred Stock of
                            CMCLA.
         4.24(ff)        -- Form of Certificate of Designation for the 12%
                            Exchangeable Preferred Stock of CMCLA.
         4.25(qq)        -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
         4.26(hh)        -- Second Supplemental Indenture, dated as of April 15,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.27(qq)        -- Third Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.28(qq)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated June 24, 1997, governing the
                            8  3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.29(qq)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 26, 1997, governing
                            the 12  1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.30(qq)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated January 23, 1997, governing
                            the 12% Subordinated Exchange Debentures due 2009 of
                            CMCLA.
         4.34(uu)        -- Amended and Restated Indenture, dated as of October 28,
                            1997, governing the 10 1/2% Senior Subordinated Notes due
                            2007 of CMCLA.
         4.35(uu)        -- Second Supplement Indenture, dated as of October 28,
                            1997, to the Amended and Restated Indenture dated October
                            28, 1997 governing the 10 1/2% Senior Subordinated Notes
                            due 2007 of CMCLA.
         4.36(uu)        -- Third Amendment to Second Amended and Restated Loan
                            Agreement, dated October 28, 1997, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         4.37(uu)        -- Fourth Amendment to Second Amended and Restated Loan
                            Agreement, dated February 10, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.38(vv)        -- Indenture, dated as of December 22, 1997, governing the
                            8 1/8% Senior Subordinated Notes due 2007 of CMCLA.
         4.39(ww)        -- Fifth Amendment to Second Amended and Restated Loan
                            Agreement, dated May 1, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.
         4.40(yy)        -- Sixth Amendment to Second Amended and Restated Loan
                            Agreement, dated July 31, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.
         4.41(zz)        -- Indenture, dated as of September 30, 1998, governing the
                            9% Senior Subordinated Notes due 2008 of CMCLA.
         4.42(aaa)       -- Seventh Amendment to Second Amended and Restated Loan
                            Agreement, dated November 9, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.43(zz)        -- Indenture, dated as of November 17, 1998, governing the
                            8% Notes due 2008 of CMCLA.
         5.1+            -- Opinion of Weil, Gotshal & Manges LLP.
         8.1+            -- Opinion regarding certain tax matters of Weil, Gotshal &
                            Manges LLP.
         8.2+            -- Opinion regarding certain tax matters of Vinson & Elkins
                            L.L.P.
        10.23(xx)        -- Amended and Restated Chancellor Media Corporation Stock
                            Option Plan for Non-employee Directors.
        10.26(n)         -- Employment Agreement dated February 9, 1996 by and
                            between Evergreen Media Corporation and Kenneth J.
                            O'Keefe.
        10.28(o)         -- 1995 Stock Option Plan for executive officers and key
                            employees of Evergreen Media Corporation.
        10.30(qq)        -- First Amendment to Employment Agreement dated March 1,
                            1997 by and between Evergreen Media Corporation and
                            Kenneth J. O'Keefe.
        10.31(qq)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Scott K. Ginsburg.
        10.32(qq)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and James de Castro.
        10.33(qq)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Matthew E. Devine.
        10.34(qq)        -- Second Amendment to Employment Agreement dated September
                            4, 1997 by and among Evergreen Media Corporation,
                            Evergreen Media Corporation of Los Angeles and Kenneth J.
                            O'Keefe.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        10.35(ii)        -- Employment Agreement dated February 14, 1996 by and among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company and Steven Dinetz.
        10.36(jj)        -- Chancellor Broadcasting Company 1996 Stock Award Plan.
        10.37(kk)        -- Chancellor Holdings Corp. 1994 Director Stock Option
                            Plan.
        10.38(ll)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Steven Dinetz.
        10.39(mm)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Eric W. Neuman.
        10.40(nn)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Marvin Dinetz.
        10.41(oo)        -- Stock Option Grant Letter dated February 14, 1997 from
                            Chancellor Broadcasting Company to Carl M. Hirsch.
        10.44(vv)        -- Agreement dated April 20, 1998 by and among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles and Scott K. Ginsburg.
        10.45(vv)        -- Employment Agreement dated April 29, 1998 by and among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Jeffrey A. Marcus.
        10.46(yy)        -- Chancellor Media Corporation 1998 Stock Option Plan.
        10.47(yy)        -- Voting Agreement, among Chancellor Media Corporation and
                            Ranger Equity Partners, L.P. dated as of July 7, 1998.
        10.48(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James E. de Castro.
        10.49(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Matthew E. Devine.
        10.50(zz)        -- Employment Agreement, dated as of June 1, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Eric C. Neuman.
        10.51(zz)        -- Employment Agreement, dated as of August 18, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James A. McLaughlin, Jr.
        10.52(bbb)       -- Agreement, dated as of January 6, 1999, among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles, Matthew E. Devine and Vicki Devine.
        10.53(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Jeffrey A. Marcus.
        10.54(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James E. de Castro.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        10.55(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Eric C. Neuman.
        10.56(ccc)       -- Employment Agreement, dated as of October 1, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Thomas P. McMillin.
        10.57(ccc)       -- Amendment No. 1 to Employment Agreement, dated as of
                            January 6, 1999, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Thomas P. McMillin.
        10.58(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James A. McLaughlin, Jr.
        10.59(eee)       -- Agreement, dated as of March 15, 1999, between Jeffrey A.
                            Marcus, Nancy Cain Marcus, Chancellor Media Corporation
                            and Chancellor Media Corporation of Los Angeles.
        10.60(eee)       -- Agreement, dated as of March 15, 1999, between Eric C.
                            Neuman, Elizabeth M. Neuman, Chancellor Media Corporation
                            and Chancellor Media Corporation of Los Angeles.
        10.61(eee)       -- Agreement, dated as of March 15, 1999, between Thomas P.
                            McMillin, Brigette McMillin, Chancellor Media Corporation
                            and Chancellor Media Corporation of Los Angeles.
        10.62+           -- Employment Agreement, dated as of April 29, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and R. Steven Hicks.
        10.63+           -- Employment Agreement, dated as of April 29, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and D. Geoffrey Armstrong.
        10.64+           -- Employment Agreement, dated as of April 29, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and William S. Banowsky.
        10.65+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and
                            James E. de Castro.
        10.66+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and
                            Kenneth J. O'Keefe.
        10.67+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and R.
                            Steven Hicks.
        10.68+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and D.
                            Geoffrey Armstrong.
        10.69+           -- Non-Qualified Stock Grant Agreement, effective as of
                            April 9, between Chancellor Media Corporation and William
                            S. Banowsky.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        10.70+           -- Amendment No. 1 to Amended and Restated Employment
                            Agreement, dated as of May 18, 1999, among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles and James E. de Castro.
        10.71+           -- Employment Agreement, dated as of May 18, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Kenneth J. O'Keefe.
        10.72+           -- Chancellor Media Corporation 1999 Stock Option Plan.
        21.1(ccc)        -- Subsidiaries of Chancellor Media Corporation.
        23.1+            -- Consent of Weil, Gotshal & Manges LLP (included as part of their opinion listed as Exhibit 5.1).
        23.2+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.3+            -- Consent of KPMG LLP, independent accountants.
        23.4+            -- Consent of BDO Seidman, LLP, independent accountants.
        23.5+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.6+            -- Consent of Ernst & Young LLP, independent accountants.
        23.7+            -- Consent of KPMG LLP, independent accountants.
        23.8+            -- Consent of Arthur Andersen LLP, independent accountants.
        23.9+            -- Consent of Barbich Longcrier Hooper & King Accountancy
                            Corporation, independent auditors.
        23.10+           -- Consent of Kleiman, Carney & Greenbaum, independent
                            accountants.
        23.11+           -- Consent of Vinson & Elkins L.L.P. (included as part of
                            its opinion listed as Exhibit 8.2).
        24.1+            -- Powers of Attorney (included on signature pages).
        99.1(fff)        -- Certificate of Incorporation of Capstar Broadcasting
                            Corporation.
        99.2(fff)        -- Bylaws of Capstar Broadcasting Corporation.
        99.3+            -- Consent of Salomon Smith Barney Inc., financial advisor to the Special Committee of the Board of Directors of
                            Chancellor Media.
        99.4+            -- Consent of Wasserstein Perella & Co., Inc., financial
                            advisor to the Special Committee of the Board of
                            Directors of Chancellor Media.
        99.5+            -- Consent of Morgan Stanley & Co. Incorporated, financial advisor to the Board of Directors of Chancellor Media.
        99.6+            -- Consent of Bear, Stearns & Co. Inc., financial advisor to the Special Committee of the Board of Directors of
                            Capstar.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        99.7+            -- Consent of Credit Suisse First Boston Corporation,
                            financial advisor to the Board of Directors of Capstar.
        99.8+            -- Consent of BT Wolfensohn, financial advisor to the Board of Directors of Capstar.
        99.9+            -- Opinion of Bear Stearns & Co. Inc. dated August 26, 1998.
        99.10+           -- Opinion of Bear Stearns & Co. Inc. dated April 13, 1999.
        99.11+           -- Consent of Person About to Become a Director from R.
                            Gerald Turner

---------------

*     Filed herewith.

+     Previously filed.

(h) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1995.

(n) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Chancellor Media's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(ff) Incorporated by reference to the identically-numbered exhibit to the Registration Statement on Form S-4 (Reg. No. 333-32259), dated July 29, 1997, as amended, of CMCLA.

(gg) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending June 30, 1997.

(hh) Incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company for the quarterly period ending March 31, 1997.

(ii) Incorporated by reference to Exhibit 10.6 to Chancellor Broadcasting Company's Registration Statement on Form S-1 (Reg. No. 333-02782) filed February 9, 1996.

(jj) Incorporated by reference to Exhibit 4.22 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(kk) Incorporated by reference to Exhibit 4.23 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(ll) Incorporated by reference to Exhibit 4.24 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(mm) Incorporated by reference to Exhibit 4.25 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(nn) Incorporated by reference to Exhibit 4.26 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(oo) Incorporated by reference to Exhibit 4.27 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(qq) Incorporated by reference to the identically numbered exhibit to the CMCLA's Registration Statement on Form S-4 (Reg. No. 333-36451), dated September 26, 1997, as amended.

(ss) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of February 23, 1998 and filed as of February 27, 1998.

(uu) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor and CMCLA for the fiscal year ended December 31, 1997.

(vv) Incorporated by reference to the identically numbered exhibit to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-50739), dated April 22, 1998, as amended.

(ww) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending March 31, 1998.

(xx) Incorporated by reference to Exhibit 4.41 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-53179), dated May 20, 1998.

(yy) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending June 30, 1998.

(zz) Incorporated by reference to Exhibit 4.41 to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-66971), initially filed November 9, 1998, as amended.

(aaa) Incorporated by reference to Exhibit 4.42 to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending September 30, 1998.

(bbb) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of January 7, 1999 and filed as of January 7, 1999.

(ccc) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Registration Statement on Form S-4 (Reg. No. 333-72481), dated as of February 17, 1999, as amended.

(ddd) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending September 30, 1998.

(eee) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor Media and CMCLA for the fiscal year ending December 31, 1998.

(fff) Incorporated by reference to Exhibits 3.1 and 3.2 to Capstar's Amendment No. 3 to Registration Statement on Form S-1, dated May 19, 1998, File No. 333-48819.

(ggg) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media Corporation of Los Angeles, as amended, filed on May 5, 1999.

(hhh) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending March 31, 1999.

(iii) Incorporated by reference to Exhibits 2.1, 2.2 and 2.3 to Chancellor Media's Form 8-K, dated June 7, 1999 and filed on June 8, 1999.

B. Financial Statement Schedules

All schedules have been omitted since the required information is either not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

C. Fairness Opinions

See Annex II, III-A, III-B, IV, V, VI and VII of the joint proxy statement/prospectus. See also exhibits 99.9 and 99.10 to this registration statement.

ITEM 22. UNDERTAKINGS.

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

C. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

D. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 30, 1999.

                                         CHANCELLOR MEDIA CORPORATION

                                         By: /s/  D. GEOFFREY ARMSTRONG
                                            ------------------------------------
                                                   D. Geoffrey Armstrong
                                                Executive Vice President and
                                                  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                               TITLE                  DATE
                 ----------                               -----                  ----
*                                              Chairman of the Board and     June 30, 1999
---------------------------------------------    Chief Executive Officer
Thomas O. Hicks                                  (Principal Executive
                                                 Officer)

*                                              Vice Chairman and Chief       June 30, 1999
---------------------------------------------    Executive Officer of the
James E. de Castro                               Chancellor Radio and
                                                 Outdoor Group

*                                              Vice Chairman and Chief       June 30, 1999
---------------------------------------------    Executive Officer of the
R. Steven Hicks                                  Chancellor Media Services
                                                 Group

          /s/ D. GEOFFREY ARMSTRONG            Executive Vice President and  June 30, 1999
---------------------------------------------    Chief Financial Officer
            D. Geoffrey Armstrong                (Principal Financial
                                                 Officer)

           /s/ W. SCHUYLER HANSEN              Senior Vice President, Chief  June 30, 1999
---------------------------------------------    Accounting Officer
             W. Schuyler Hansen                  (Principal Accounting
                                                 Officer)

*                                              Director                      June 30, 1999
---------------------------------------------
Robert L. Crandall

*                                              Director                      June 30, 1999
---------------------------------------------
Thomas J. Hodson

                 SIGNATURES                               TITLE                  DATE
                 ----------                               -----                  ----
*                                              Director                      June 30, 1999
---------------------------------------------
Vernon E. Jordan, Jr.

*                                              Director                      June 30, 1999
---------------------------------------------
Michael J. Levitt

*                                              Director                      June 30, 1999
---------------------------------------------
Perry J. Lewis

*                                              Director                      June 30, 1999
---------------------------------------------
Jeffrey A. Marcus

*                                              Director                      June 30, 1999
---------------------------------------------
John H. Massey

         /s/ LAWRENCE D. STUART, JR.           Director                      June 30, 1999
---------------------------------------------
           Lawrence D. Stuart, Jr.

*                                              Director                      June 30, 1999
---------------------------------------------
J. Otis Winters

*By:       /s/ D. GEOFFREY
            ARMSTRONG
     ---------------------------
        D. Geoffrey Armstrong
          Attorney-in-Fact

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.11(h)         -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
         2.11A(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
         2.11B(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
         2.12(j)         -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
         2.13(n)         -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
         2.14(o)         -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
         2.15(o)         -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).
         2.16(o)         -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
         2.17(p)         -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
         2.18(p)         -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).
         2.19(p)         -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., and Evergreen Media Corporation of Los Angeles (See
                            table of contents for list of omitted schedules).
         2.20(p)         -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.21(p)         -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., Century Broadcasting
                            Corporation, Evergreen Media Corporation of Los Angeles
                            and Evergreen Media Corporation of Chicago.
         2.22(p)         -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
         2.23(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM) (See
                            table of contents for list of omitted exhibits and
                            schedules).
         2.24(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (See table of
                            contents for list of omitted schedules).
         2.25(q)         -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
         2.26(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
         2.27(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
         2.28(r)         -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
         2.29(r)         -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.
         2.30(r)         -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund 11, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.31(r)         -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.
         2.32(s)         -- Asset Exchange Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/WBAV-FM/ WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).
         2.33(s)         -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
         2.34(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.35(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.36(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).
         2.41(y)         -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
         2.42(gg)        -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.
         2.43(ss)        -- Letter Agreement, dated February 20, 1998, between CMCLA and Capstar Broadcasting Corporation.
         2.44(yy)        -- Amendment No. 1, dated May 19, 1998, to Letter Agreement dated February 20, 1998, between CMCLA and Capstar
                            Broadcasting Corporation.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.45(yy)        -- Unit and Stock Purchase Agreement by and among CMCLA,
                            Martin Media, L.P., Martin & MacFarlane, Inc., Nevada
                            Outdoor Systems, Inc., MW Sign Corp. and certain sellers
                            named therein, dated as of June 19, 1998 (see table of
                            contents for list of omitted schedules and exhibits).
         2.46(yy)        -- Agreement and Plan of Merger between Chancellor Media
                            Corporation and Ranger Equity Holdings Corporation dated
                            as of July 7, 1998.
         2.46A+          -- Termination Agreement, dated as of March 15, 1999,
                            between Chancellor Media Corporation and Ranger Equity
                            Holdings Corporation.
         2.47(yy)        -- Asset Purchase Agreement: dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and
                            Independent Group Limited Partnership.
         2.48(yy)        -- Asset Purchase Agreement, dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and Zapis
                            Communications Corporation.
         2.49(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, Young Ones,
                            Inc., Zebra Broadcasting Corporation and the Sellers
                            named therein.
         2.50(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, ML Media
                            Partners LP., Wincom Broadcasting Corporation and WIN
                            Communications, Inc.
         2.52(ddd)       -- Agreement and Plan of Merger among Chancellor Media
                            Corporation, Capstar Broadcasting Corporation and CBC
                            Acquisition Company, Inc., dated as of August 26, 1998.
         2.53(zz)        -- Asset Purchase Agreement, dated August 30, 1998, by and among Chancellor Media Corporation of Los Angeles,
                            Whiteco Industries Inc. and Metro Management Associates.
         2.54(ggg)       -- Asset Purchase Agreement, dated as of August 14, 1998, by and among Chancellor Media Corporation of Illinois,
                            Chancellor Media Illinois License Corp. and ABC, Inc.
         2.55(hhh)       -- Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1999, among Chancellor Media Corporation,
                            Capstar Broadcasting Corporation, CBC Acquisition
                            Company, Inc. and CMC Merger Sub, Inc.
         2.56(hhh)       -- Asset Purchase Agreement, dated as of September 15, 1998, by and between The Broadcast Group, Inc. and Chancellor
                            Media/ Shamrock Broadcasting, Inc.
         2.57(iii)       -- Stock Purchase Agreement, dated as of June 1, 1999, by
                            and between Lamar Advertising Company and Chancellor
                            Media Corporation of Los Angeles.
         2.58(iii)       -- Subscription Agreement, dated as of June 1, 1999, by and between Lamar Advertising Company and Chancellor Media
                            Corporation of Los Angeles.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.59(iii)       -- Voting Agreement, dated as of June 1, 1999, by and among
                            Lamar Advertising Company, Chancellor Media Corporation
                            of Los Angeles and Reilly Family Limited Partnership.
         2.60*           -- First Amendment to Amended and Restated Agreement and
                            Plan of Merger, dated as of June 30, 1999, among
                            Chancellor Media Corporation, Capstar Broadcasting
                            Corporation and CMC Merger Sub, Inc.
         3.1C(ss)        -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media Corporation.
         3.2B(ss)        -- Amended and Restated Bylaws of Chancellor Media.
         4.10(t)         -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary Guaranty and
                            Subsidiary Pledge Agreement (see table of contents for
                            list of omitted schedules and exhibits).
         4.11(z)         -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
         4.15(aa)        -- Indenture, dated as of February 14, 1996, governing the
                            9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.16(bb)        -- First Supplemental Indenture, dated as of February 14,
                            1996, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.17(cc)        -- Indenture, dated as of February 26, 1996, governing the
                            12 1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.18(dd)        -- Indenture, dated as of January 23, 1997, governing the
                            12% Subordinated Exchange Debentures due 2009 of CMCLA.
         4.19(ee)        -- Indenture, dated as of June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.21(ff)        -- Specimen of the 12 1/4% Series A Senior Cumulative
                            Exchangeable Preferred Stock Certificate of CMCLA.
         4.22(ff)        -- Specimen of the 12% Exchangeable Preferred Stock
                            Certificate of CMCLA.
         4.23(ff)        -- Form of Certificate of Designation for the 12 1/4% Series
                            A Senior Cumulative Exchangeable Preferred Stock of
                            CMCLA.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         4.24(ff)        -- Form of Certificate of Designation for the 12%
                            Exchangeable Preferred Stock of CMCLA.
         4.25(qq)        -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
         4.26(hh)        -- Second Supplemental Indenture, dated as of April 15,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.27(qq)        -- Third Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.28(qq)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated June 24, 1997, governing the
                            8  3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.29(qq)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 26, 1997, governing
                            the 12  1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.30(qq)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated January 23, 1997, governing
                            the 12% Subordinated Exchange Debentures due 2009 of
                            CMCLA.
         4.34(uu)        -- Amended and Restated Indenture, dated as of October 28,
                            1997, governing the 10 1/2% Senior Subordinated Notes due
                            2007 of CMCLA.
         4.35(uu)        -- Second Supplement Indenture, dated as of October 28,
                            1997, to the Amended and Restated Indenture dated October
                            28, 1997 governing the 10 1/2% Senior Subordinated Notes
                            due 2007 of CMCLA.
         4.36(uu)        -- Third Amendment to Second Amended and Restated Loan
                            Agreement, dated October 28, 1997, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.37(uu)        -- Fourth Amendment to Second Amended and Restated Loan
                            Agreement, dated February 10, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.38(vv)        -- Indenture, dated as of December 22, 1997, governing the
                            8 1/8% Senior Subordinated Notes due 2007 of CMCLA.
         4.39(ww)        -- Fifth Amendment to Second Amended and Restated Loan
                            Agreement, dated May 1, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.
         4.40(yy)        -- Sixth Amendment to Second Amended and Restated Loan
                            Agreement, dated July 31, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.
         4.41(zz)        -- Indenture, dated as of September 30, 1998, governing the
                            9% Senior Subordinated Notes due 2008 of CMCLA.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         4.42(aaa)       -- Seventh Amendment to Second Amended and Restated Loan
                            Agreement, dated November 9, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.43(zz)        -- Indenture, dated as of November 17, 1998, governing the
                            8% Notes due 2008 of CMCLA.
         5.1+            -- Opinion of Weil, Gotshal & Manges LLP.
         8.1+            -- Opinion regarding certain tax matters of Weil, Gotshal &
                            Manges LLP.
         8.2+            -- Opinion regarding certain tax matters of Vinson & Elkins
                            L.L.P.
        10.23(xx)        -- Amended and Restated Chancellor Media Corporation Stock
                            Option Plan for Non-employee Directors.
        10.26(n)         -- Employment Agreement dated February 9, 1996 by and
                            between Evergreen Media Corporation and Kenneth J.
                            O'Keefe.
        10.28(o)         -- 1995 Stock Option Plan for executive officers and key
                            employees of Evergreen Media Corporation.
        10.30(qq)        -- First Amendment to Employment Agreement dated March 1,
                            1997 by and between Evergreen Media Corporation and
                            Kenneth J. O'Keefe.
        10.31(qq)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Scott K. Ginsburg.
        10.32(qq)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and James de Castro.
        10.33(qq)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Matthew E. Devine.
        10.34(qq)        -- Second Amendment to Employment Agreement dated September
                            4, 1997 by and among Evergreen Media Corporation,
                            Evergreen Media Corporation of Los Angeles and Kenneth J.
                            O'Keefe.
        10.35(ii)        -- Employment Agreement dated February 14, 1996 by and among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company and Steven Dinetz.
        10.36(jj)        -- Chancellor Broadcasting Company 1996 Stock Award Plan.
        10.37(kk)        -- Chancellor Holdings Corp. 1994 Director Stock Option
                            Plan.
        10.38(ll)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Steven Dinetz.
        10.39(mm)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Eric W. Neuman.
        10.40(nn)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Marvin Dinetz.
        10.41(oo)        -- Stock Option Grant Letter dated February 14, 1997 from
                            Chancellor Broadcasting Company to Carl M. Hirsch.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        10.44(vv)        -- Agreement dated April 20, 1998 by and among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles and Scott K. Ginsburg.
        10.45(vv)        -- Employment Agreement dated April 29, 1998 by and among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Jeffrey A. Marcus.
        10.46(yy)        -- Chancellor Media Corporation 1998 Stock Option Plan.
        10.47(yy)        -- Voting Agreement, among Chancellor Media Corporation and
                            Ranger Equity Partners, L.P. dated as of July 7, 1998.
        10.48(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James E. de Castro.
        10.49(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Matthew E. Devine.
        10.50(zz)        -- Employment Agreement, dated as of June 1, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Eric C. Neuman.
        10.51(zz)        -- Employment Agreement, dated as of August 18, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James A. McLaughlin, Jr.
        10.52(bbb)       -- Agreement, dated as of January 6, 1999, among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles, Matthew E. Devine and Vicki Devine.
        10.53(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Jeffrey A. Marcus.
        10.54(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James E. de Castro.
        10.55(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Eric C. Neuman.
        10.56(ccc)       -- Employment Agreement, dated as of October 1, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Thomas P. McMillin.
        10.57(ccc)       -- Amendment No. 1 to Employment Agreement, dated as of
                            January 6, 1999, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Thomas P. McMillin.
        10.58(ccc)       -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James A. McLaughlin, Jr.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        10.59(eee)       -- Agreement, dated as of March 15, 1999, between Jeffrey A.
                            Marcus, Nancy Cain Marcus, Chancellor Media Corporation
                            and Chancellor Media Corporation of Los Angeles.
        10.60(eee)       -- Agreement, dated as of March 15, 1999, between Eric C.
                            Neuman, Elizabeth M. Neuman, Chancellor Media Corporation
                            and Chancellor Media Corporation of Los Angeles.
        10.61(eee)       -- Agreement, dated as of March 15, 1999, between Thomas P.
                            McMillin, Brigette McMillin, Chancellor Media Corporation
                            and Chancellor Media Corporation of Los Angeles.
        10.62+           -- Employment Agreement, dated as of April 29, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and R. Steven Hicks.
        10.63+           -- Employment Agreement, dated as of April 29, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and D. Geoffrey Armstrong.
        10.64+           -- Employment Agreement, dated as of April 29, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and William S. Banowsky.
        10.65+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and
                            James E. de Castro.
        10.66+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and
                            Kenneth J. O'Keefe.
        10.67+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and R.
                            Steven Hicks.
        10.68+           -- Non-Qualified Stock Option Grant Agreement, effective as of April 9, between Chancellor Media Corporation and D.
                            Geoffrey Armstrong.
        10.69+           -- Non-Qualified Stock Grant Agreement, effective as of
                            April 9, between Chancellor Media Corporation and William
                            S. Banowsky.
        10.70+           -- Amendment No. 1 to Amended and Restated Employment
                            Agreement, dated as of May 18, 1999, among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles and James E. de Castro.
        10.71+           -- Employment Agreement, dated as of May 18, 1999, among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Kenneth J. O'Keefe.
        10.72+           -- Chancellor Media Corporation 1999 Stock Option Plan.
        21.1(ccc)        -- Subsidiaries of Chancellor Media Corporation.
        23.1+            -- Consent of Weil, Gotshal & Manges LLP (included as part of their opinion listed as Exhibit 5.1).
        23.2+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.3+            -- Consent of KPMG LLP, independent accountants.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        23.4+            -- Consent of BDO Seidman, LLP, independent accountants.
        23.5+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.6+            -- Consent of Ernst & Young LLP, independent accountants.
        23.7+            -- Consent of KPMG LLP, independent accountants.
        23.8+            -- Consent of Arthur Andersen LLP, independent accountants.
        23.9+            -- Consent of Barbich Longcrier Hooper & King Accountancy
                            Corporation, independent auditors.
        23.10+           -- Consent of Kleiman, Carney & Greenbaum, independent
                            accountants.
        23.11+           -- Consent of Vinson & Elkins L.L.P. (included as part of
                            its opinion listed as Exhibit 8.2).
        24.1+            -- Powers of Attorney (included on signature pages).
        99.1(fff)        -- Certificate of Incorporation of Capstar Broadcasting
                            Corporation.
        99.2(fff)        -- Bylaws of Capstar Broadcasting Corporation.
        99.3+            -- Consent of Salomon Smith Barney Inc., financial advisor to the Special Committee of the Board of Directors of
                            Chancellor Media.
        99.4+            -- Consent of Wasserstein Perella & Co., Inc., financial
                            advisor to the Special Committee of the Board of
                            Directors of Chancellor Media.
        99.5+            -- Consent of Morgan Stanley & Co. Incorporated, financial advisor to the Board of Directors of Chancellor Media.
        99.6+            -- Consent of Bear, Stearns & Co. Inc., financial advisor to the Special Committee of the Board of Directors of
                            Capstar.
        99.7+            -- Consent of Credit Suisse First Boston Corporation,
                            financial advisor to the Board of Directors of Capstar.
        99.8+            -- Consent of BT Wolfensohn, financial advisor to the Board of Directors of Capstar.
        99.9+            -- Opinion of Bear Stearns & Co. Inc. dated August 26, 1998.
        99.10+           -- Opinion of Bear Stearns & Co. Inc. dated April 13, 1999.
        99.11+           -- Consent of Person About to Become a Director from R.
                            Gerald Turner

---------------

*     Filed herewith.

+     Previously filed.

(h) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1995.

(n) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Chancellor Media's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(ff) Incorporated by reference to the identically-numbered exhibit to the Registration Statement on Form S-4 (Reg. No. 333-32259), dated July 29, 1997, as amended, of CMCLA.

(gg) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending June 30, 1997.

(hh) Incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company for the quarterly period ending March 31, 1997.

(ii) Incorporated by reference to Exhibit 10.6 to Chancellor Broadcasting Company's Registration Statement on Form S-1 (Reg. No. 333-02782) filed February 9, 1996.

(jj) Incorporated by reference to Exhibit 4.22 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(kk) Incorporated by reference to Exhibit 4.23 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(ll) Incorporated by reference to Exhibit 4.24 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(mm) Incorporated by reference to Exhibit 4.25 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(nn) Incorporated by reference to Exhibit 4.26 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(oo) Incorporated by reference to Exhibit 4.27 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(qq) Incorporated by reference to the identically numbered exhibit to the CMCLA's Registration Statement on Form S-4 (Reg. No. 333-36451), dated September 26, 1997, as amended.

(ss) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of February 23, 1998 and filed as of February 27, 1998.

(uu) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor and CMCLA for the fiscal year ended December 31, 1997.

(vv) Incorporated by reference to the identically numbered exhibit to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-50739), dated April 22, 1998, as amended.

(ww) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending March 31, 1998.

(xx) Incorporated by reference to Exhibit 4.41 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-53179), dated May 20, 1998.

(yy) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending June 30, 1998.

(zz) Incorporated by reference to Exhibit 4.41 to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-66971), initially filed November 9, 1998, as amended.

(aaa) Incorporated by reference to Exhibit 4.42 to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending September 30, 1998.

(bbb) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of January 7, 1999 and filed as of January 7, 1999.

(ccc) Incorporated by reference to the identically numbered exhibit to Chancellor Media's Registration Statement on Form S-4 (Reg. No. 333-72481), dated as of February 17, 1999, as amended.

(ddd) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending September 30, 1998.

(eee) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor Media and CMCLA for the fiscal year ending December 31, 1998.

(fff) Incorporated by reference to Exhibits 3.1 and 3.2 to Capstar's Amendment No. 3 to Registration Statement on Form S-1, dated May 19, 1998, File No. 333-48819.

(ggg) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media Corporation of Los Angeles, as amended, filed on May 5, 1999.

(hhh) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending March 31, 1999.

(iii) Incorporated by reference to Exhibits 2.1, 2.2 and 2.3 to Chancellor Media's Form 8-K, dated June 7, 1999 and filed on June 8, 1999.